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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of InfoSonics Corporation and subsidiary on Form S-1 of our report, dated November 18, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 18, 2003, relating to the financial statements schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts," "Selected Financial Information," and Summary Historical Financial Data" in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California January 28, 2004

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CONSENT OF INDEPENDENT AUDITORS